The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-262226
Subject to Completion, dated February 1, 2023
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated February 4, 2022)
      Shares of Common Stock
TeraWulf Inc.
We are offering       shares of our common stock, par value $0.001 per share (the “Common Stock”) pursuant to this prospectus supplement and the accompanying prospectus.
Our Common Stock is listed on the Nasdaq Stock Market LLC (the “Nasdaq”) under the symbol “WULF.” On January 31, 2023, the last reported sale price of our Common Stock on the Nasdaq was $0.9773 per share.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.
Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” appearing on page S-6 of this prospectus supplement and any other risk factors included in the applicable prospectus and the documents incorporated by reference into this prospectus supplement or the applicable prospectus for a discussion of the factors you should carefully consider before deciding to invest in our Securities.
	Per Share(1)	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$

(1)
See “Underwriting” for a description of the compensation payable to the underwriters, including reimbursement of certain expenses.

We have granted the underwriters a 30-day option to purchase up to an additional              shares of Common Stock at the public offering price, less underwriting discounts and commissions.
The underwriters expect to deliver the shares of Common Stock to investors on or about February   , 2023.
Sole Book-Running Manager
JonesTrading
The date of this prospectus supplement is February   , 2023.

Prospectus Supplement
Base Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, including the documents we incorporated by reference, which describes the specific terms of the securities that we are currently offering. The second part is the accompanying prospectus, including the documents incorporated by reference therein, which gives more general information, some of which may not apply to the securities that we are currently offering. Generally, the term “prospectus” refers to both parts combined, including information that is incorporated by reference into this prospectus supplement and the accompanying prospectus.
To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on us and the business conducted by us.
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. This prospectus provides you with a general description of the securities. Each time we offer the securities, we will provide a prospectus supplement that describes the terms of the offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Incorporation by Reference.”
The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement can be found on the SEC’s website at www.sec.gov.
You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.
We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. The securities may be sold for U.S. dollars, foreign-denominated currency, currency units or composite currencies. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency, currency units or composite currencies as specified in the applicable prospectus supplement. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the Common Stock. The prospectus supplement, which we will provide each time we offer the Common Stock, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements. See “Plan of Distribution.”
In this prospectus, the terms “TeraWulf,” the “Company,” “we,” “us” and “our” refer to TeraWulf Inc. together with its consolidated subsidiaries.

S-ii

WHERE YOU CAN FIND MORE INFORMATION
We file with the SEC annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information that issuers (including us) file electronically with the SEC. The SEC’s website address is http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our Internet website found at www.terawulf.com.
This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (filed on March 31, 2022);

•
our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022 (filed on May 16, 2022), the quarter ended June 30, 2022 (filed on August 15, 2022) and the quarter ended September 30, 2022 (filed on November 14, 2022);

•
our Current Reports on Form 8-K on April 11, 2022, April 12, 2022, April 14, 2022, April 26, 2022, June 8, 2022, June 14, 2022, June 23, 2022, July 1, 2022, August 29, 2022, October 12, 2022, October 28, 2022, December 1, 2022, December 9, 2022, December 12, 2022, December 16, 2022, January 9, 2023 and February 1, 2023 (in each case, other than information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K); and

•
the information incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021 from our Definitive Proxy Statement on Schedule 14A for our 2022 Annual Meeting of Stockholders (filed on May 2, 2022).

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the later of (1) the completion of the offering of Common Stock pursuant to this prospectus supplement and (2) the date we stop offering our Common Stock pursuant to this prospectus supplement, will be deemed to be incorporated by reference into this prospectus supplement and to be part of this prospectus supplement from the date of filing of such reports and documents. The information contained on our website (www.terawulf.com) is not incorporated into this prospectus supplement.
You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

S-iii

TeraWulf Inc.
Attention: Investor Relations
9 Federal Street
Easton, Maryland 21601
Telephone: (410) 770-9500
You should not assume that the information in this prospectus, the prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement or any other subsequently filed document which is also incorporated by reference into this prospectus modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

S-iv

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. All statements other than statements of historical facts contained in this prospectus supplement, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. These forward-looking statements are contained principally in the sections entitled “Risk Factors” and “Use of Proceeds.” Without limiting the generality of the preceding sentence, any time we use the words “expects,” intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or other various or comparable terminology and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. For TeraWulf, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, without limitation:
•
conditions in the cryptocurrency mining industry, including any prolonged substantial reduction in cryptocurrency prices, which could cause a decline in the demand for TeraWulf’s services;

•
competition among the various providers of data mining services;

•
the need to raise additional capital to meet our business requirements in the future, which may be costly or difficult to obtain or may not be obtained (in whole or in part) and, if obtained, could significantly dilute the ownership interests of TeraWulf’s shareholders;

•
the ability to implement certain business objectives and the ability to timely and cost-effectively execute integrated projects;

•
adverse geopolitical or economic conditions, including a high inflationary environment;

•
security threats or unauthorized or impermissible access to our datacenters, our operations or our digital wallet;

•
counterparty risk with respect to our digital asset custodian and our mining pool operator;

•
employment workforce factors, including the loss of key employees;

•
changes in governmental safety, health, environmental and other regulations, which could require significant expenditures;

•
liability related to the use of TeraWulf’s services;

•
currency exchange rate fluctuations; and

•
other risks, uncertainties and factors included or incorporated by reference in this prospectus supplement, including those set forth under “Risk Factors” and those included under the heading “Risk Factors” in our Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement.

These forward-looking statements reflect our views with respect to future events as of the date of this prospectus supplement and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus supplement and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus supplement. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus supplement and the accompanying prospectus completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

S-v

PROSPECTUS SUPPLEMENT SUMMARY
The following summary highlights information contained in, or incorporated by reference into, this prospectus supplement. It may not contain all of the information that may be important to you in making a decision to invest in our Common Stock. You should carefully read this prospectus supplement and the accompanying prospectus in their entirety, including the section titled “Risk Factors” and our historical consolidated financial statements and accompanying notes thereto incorporated by reference into this prospectus supplement from our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings we have made with the SEC, before making a decision to invest in the Common Stock. Refer to the sections titled “Where You Can Find More Information” and “Incorporation by Reference.”
Business Overview
TeraWulf is a digital asset technology company with a core business of digital infrastructure and energy development to enable sustainable bitcoin mining. TeraWulf, together with its subsidiaries, develops, owns and operates its bitcoin mining facility sites in the United States using nuclear, hydro and solar energy sources, currently consuming over 90% zero-carbon energy with a target of 100% by 2028. TeraWulf began trading on Nasdaq under the symbol “WULF” on December 14, 2021, following its successful strategic business combination with IKONICS Corporation. TeraWulf commenced industrial scale bitcoin mining in March 2022 and is currently completing the initial buildout at two of its zero-carbon data centers in New York and Pennsylvania.
Our primary source of revenue is from sustainably mining bitcoin at our bitcoin mining facility sites. We also earn revenue from minor hosting services to third parties, the hedging and sale of mined bitcoin and the commercial optimization of our power supply. We do not hold, sell or transact in bitcoin or any other digital assets for anyone other than ourselves. We do not hedge our bitcoin.
The majority of our revenue comes from our self-mined bitcoin, which we store and safeguard in a cold storage wallet held by our custodian, NYDIG Trust Company LLC (“NYDIG”), a duly chartered New York limited liability trust company. We participate in a mining pool operated by Foundry Digital LLC (“Foundry”), and at the end of each day, our earned bitcoin is sent by Foundry to our wallet address custodied with NYDIG. Any bitcoin mined by third-party miners hosted at our Lake Mariner Data LLC (“Lake Mariner”) facility site is either (1) delivered directly into the third-party miners’ wallets, which we have neither access to nor oversight over, or (2) delivered into our wallet held by NYDIG, pursuant to the mined bitcoin sharing arrangements agreed to in our respective miner hosting agreements. To the extent we sell any of our mined bitcoin, we do so using NYDIG Execution LLC (“NYDIG Execution”), a Delaware LLC registered as a Money Services Business with the Financial Crimes Enforcement Network and licensed with a BitLicense by the New York State Department of Financial Services. Funds from the sale of our bitcoin by NYDIG Execution are deposited by NYDIG Execution directly into the Company’s account at a U.S. depository institution. We do not currently sell or intend to sell our bitcoin on any exchange. Instead, we rely on NYDIG Execution to sell any of our mined bitcoin, pursuant to our execution agreement with NYDIG which is described further in the section titled “Risk Factors” herein. We sell bitcoin on a daily, weekly and monthly basis to pay for all operating expenses of the Company.
As described further in the section titled “Risk Factors” herein, even though we do not hold any cryptocurrency on others’ behalf and do not currently sell or intend to sell our cryptocurrency on exchanges, our business, financial condition and results of operations may still be adversely affected by recent industry-wide developments beyond our control, including the continued industry-wide fallout from the recent Chapter 11 bankruptcy filings of cryptocurrency exchanges FTX Trading Ltd., et al. (“FTX”) (including its affiliated hedge fund Alameda Research LLC), crypto hedge fund Three Arrows Capital (“Three Arrows”) and crypto lenders Celsius Network LLC, et al. (“Celsius”), Voyager Digital Ltd., et al. (“Voyager”) BlockFi Inc., et al. (“BlockFi”) and Genesis Global Holdco, LLC, et al. (“Genesis”). Most recently, in January 2023, Genesis filed for Chapter 11 bankruptcy. Genesis is owned by Digital Currency Group Inc. (“DCG”), who also owns Foundry, our mining pool provider. At this time, there are no material risks to our business arising from our indirect exposure to Genesis. Although (i) our cryptocurrency mining business has no direct exposure to any of the cryptocurrency market participants that recently filed for Chapter 11 bankruptcy; (ii) we have no assets, material or otherwise, that may not be recovered due to these bankruptcies; (iii) we have no exposure to any other counterparties, customers, custodians or other crypto asset market participants known to have (x) experienced excessive redemptions or suspended redemptions or withdrawal of crypto assets, (y) the crypto assets of their customers unaccounted for, or (z) experienced material corporate compliance failures; and (iv) our activities in the commercial optimization of the power supply are unaffected by the recent crypto market events; our business, financial condition and results of operations may not be immune to unfavorable investor sentiment resulting from these recent developments in the broader cryptocurrency industry.
For a description of our business, financial condition, results of operations and other important information regarding TeraWulf, we refer you to our filings with the SEC incorporated by reference into this prospectus supplement. For instructions on how to find copies of these documents, see “Where You Can Find More Information.” More information about us is also available through our website at www.terawulf.com.
Recent Developments
Entry into Binding Term Sheet for Fifth Amendment to LGSA
On January 27, 2023, the Company entered into a binding term sheet with its lenders (the “Term Sheet”) pursuant to which the parties agreed to make certain amendments to the Loan, Guaranty and Security Agreement dated as of December 1, 2021, by and among the Company, the guarantors party thereto, the lenders party thereto, and Wilmington Trust, National Association, in its capacity as administrative agent and collateral agent (as amended from time to time, the “LGSA”). The Term Sheet for the contemplated fifth amendment to the LSGA (the “Fifth Amendment”) eliminates mandatory amortization of the term loan through April 8, 2024, subject to certain conditions, including the completion of an equity capital raise with aggregate net proceeds of at least $33.5 million by March 15, 2023 (such capital raise, the “Qualifying Equity Capital Raise). The Term Sheet also provides for an excess cash flow sweep in place of scheduled principal payments, which will automatically extend to the maturity of the term loan on December 1, 2024 in the event the Company repays at least $40 million of the term loan by April 1, 2024. The modifications to the term loan’s amortization schedule are also contingent on the Company complying with certain corporate governance provisions, and that no default or event of default has occurred or is occurring under the term loan.
The Fifth Amendment will become effective upon the satisfaction of certain conditions, including, among other things, (i) the issuance by the Company of penny warrants to the lenders to purchase an aggregate number of shares of common stock equal to 10% of the Company’s fully diluted equity determined as of the Fifth Amendment effective date, (ii) the issuance by the Company of warrants to the lenders to purchase an aggregate number of shares of common stock equal to 5% of the Company’s fully diluted equity determined as of the Fifth Amendment effective date with an exercise price of $1.00 and (iii) receipt by the Company of binding commitments for no less than $10 million of the Qualifying Equity Capital Raise (excluding certain previously disclosed warrants the Company issued in December 2022), provided that any commitment for convertible indebtedness must provide for mandatory conversion into equity prior to March 15, 2023.
Private Placements
Warrants
On January 30, 2023, the Company entered into (a) subscription agreements (the “Warrant Subscription Agreements”) with certain accredited investors (the “Warrant Investors”) pursuant to which such Warrant Investors purchased from the Company warrants, each exercisable to purchase one share of the Company’s Common Stock at an exercise price of $0.00001 per share of Common Stock (the “Warrants”), in private placement transactions exempt from registration under Section 4(a)(2) and/or Regulation D of the Securities Act for an aggregate purchase price of $2.5 million, based on a price per share of Common Stock of $1.05 for a total of 2,380,952 shares of Common Stock and (b) warrant agreements (the “Warrant Agreements”) with such Warrant Investors. The Warrant Agreements govern the terms and conditions of the Warrants, which are exercisable beginning on the first business day following the date on which Shareholder Approval is obtained (the “Shareholder Approval Date”) and expire on December 31, 2023.

Pursuant to the Warrant Subscription Agreements, the Company agreed to provide customary registration rights to the Warrant Investors with respect to the common stock issuable upon conversion of the Warrants. The Warrant Subscription Agreements contain customary representations, warranties, covenants and is subject to customary closing conditions and termination rights.
Common Stock
As previously disclosed, on December 12, 2022, the Company entered into subscription agreements with certain accredited investors (the “December Investors”) pursuant to which, inter alia, the Company issued 11,250,000 warrants exercisable for 8,750,000 shares of common stock, at an exercise price equal to $0.40 per share of common stock (the “December Warrants”), in a private placement transaction (the “December Private Placement”) exempt from registration under Section 4(a)(2)/Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The December Warrants became exercisable on January 16, 2023 and expired on January 31, 2023.
On January 30, 2023, the Company entered into additional subscription agreements with the December Investors pursuant to which such December Investors purchased from the Company shares of the Company’s common stock, at a purchase price of $0.40 per share of common stock, in private placement transactions exempt from registration under Section 4(a)(2) and/or Regulation D under the Securities Act for an aggregate purchase price of $1.75 million (the “January Private Placement”). The January Private Placement effectively replaces 50% of the unexercised December Warrants at the same purchase price of $0.40 per share of common stock. The closing of the January Private Placement is subject to certain conditions, including the completion of a $30 million equity capital raise by the Company, which may be unilaterally waived by the December Investors, and the receipt of Shareholder Approval (as defined below).
On February 1, 2023, the Company entered into additional subscription agreements (together with the January Common Stock Subscription Agreements, the “Common Stock Subscription Agreements”), with certain accredited investors (the “February Common Stock Investors”), pursuant to which such February Common Stock Investors purchased from the Company shares of the Company’s common stock, as a purchase price of $0.68 per share of common stock, in private placement transactions exempt from registration under Section 4(a)(2) and/or Regulation D under the Securities Act for an aggregate purchase price of $0.94 million (the “February Private Placement”). The February Private Placement is currently expected to close on February 2, 2023.
Pursuant to the Common Stock Subscription Agreements, the Company agreed to provide customary registration rights to the Common Stock Investors. The Common Stock Subscription Agreements contain customary representations, warranties, covenants and are subject to customary closing conditions and termination rights.
Amendments to October 2022 Private Placements
As previously disclosed, on October 6, 2022, the Company entered into private placement subscription agreements with certain accredited and/or institutional investors under Section 4(a)(2) and/or Regulation D of the Securities Act pursuant to which such investors purchased units which immediately separated into shares of common stock and warrants. On January 30, 2023, certain of these investors agreed to amend the terms of their warrants such that their warrants would become exercisable only after the Shareholder Approval Date.
Convertible Promissory Notes
Amendment to Existing Convertible Promissory Notes
On January 30, 2023, the Company entered into amendments to its previously issued convertible promissory notes (the “Existing Convertible Promissory Notes”), originally issued to certain accredited investors on November 25, 2022 and further amended on December 12, 2022, in privately negotiated transactions as part of a private placement exempt from registration under Section 4(a)(2) and/or Regulation D under the Securities Act in an aggregate principal amount of approximately $3.4 million. The amendments amend the conversion date of the Existing Convertible Promissory Notes from March 1, 2023 to the third business day following the Shareholder Approval Date.
Entry into New Convertible Promissory Note
On January 30, 2023, the Company entered into a new convertible promissory note (the “New Convertible Promissory Note”) to an accredited investor in a privately negotiated transaction as part of a private placement exempt from registration under Section 4(a)(2) and/or Regulation D under the Securities Act in an aggregate principal amount of $1.25 million. The New Convertible Promissory Note has a maturity date of April 1, 2025 and accrues annual interest at a rate of 4%. The New Convertible Promissory Note is automatically convertible into common stock of the Company on the third business day following the Shareholder Approval Date (the “Conversion Date”) at a conversion price equal to the lowest price per share paid by investors purchasing equity securities in any sale of equity securities by the Company between the issuance date of the New Convertible Promissory Note and the Conversion Date with an aggregate gross sales price of not less than $5 million, subject to certain exclusions set forth in the New Convertible Promissory Note.
Special Meeting of Shareholders
The Company expects to file on February 1, 2023 a preliminary proxy statement to hold a special meeting (the “Special Meeting”) of its shareholders to amend the Company’s charter to (i) increase the maximum number of authorized shares of common stock, with the par value of $0.001 per share, from 200,000,000 to 400,000,000 and the maximum number of authorized shares of preferred stock, with the par value of $0.001 per share, from 25,000,000 to 100,000,000 (collectively, the “Share Increase Amendment”) and (ii) remove the restriction on stockholder action by written consent (the “Written Consent Amendment” and, together with the Share Increase Amendment, the “Charter Amendments”). The Company’s shareholders of record as of the close of business on January 27, 2023 are entitled to vote their shares at the Special Meeting.
Exchange Agreement
For the purpose of increasing the number of shares available for issuance under the charter prior to the receipt of shareholder approval of the Charter Amendments (the “Shareholder Approval”), on January 30, 2023, the Company entered into an exchange agreement (the “Exchange Agreement”) with certain entities affiliated with an entity controlled by Paul Prager (the “Exchanging Shareholder”). Pursuant to the Exchange Agreement, the Exchanging Shareholders exchanged a total of 12,000,000 shares of common stock for 12,000,000 new warrants issued by the Company (the “New Exchange Warrants”). The New Exchange Warrants will be immediately exercisable at a strike price of $0.00001 per share after the Shareholder Approval Date and will expire on December 31, 2023. The terms and conditions of the New Warrants will be governed by a certain Warrant Agreement between the Company and the Exchanging Shareholder.
The Exchange Agreement contains customary representations, warranties, covenants and is subject to customary closing conditions and termination rights.
Voting and Support Agreement
As an inducement for the Exchanging Shareholder to enter into the Exchange Agreement, the Company entered into a Voting and Support Agreement, dated January 30, 2023, with certain of the Company’s shareholders (the “Voting and Support Agreement”). Pursuant to the Voting and Support Agreement, such shareholders agreed to vote in support of the Charter Amendments at the Special Meeting.
The Voting and Support Agreement contains customary representations, warranties, covenants and is subject to customary closing conditions and termination rights.
Corporate Information
TeraWulf was incorporated under the laws of the State of Delaware in February 2021. Our principal executive offices are located at 9 Federal Street, Easton, Maryland 21601, and our telephone number is (410) 770-9500. Our website address is www.terawulf.com. The information on our website is not incorporated into this prospectus.

THE OFFERING
Issuer
TeraWulf Inc., a Delaware corporation.
Common stock offered by us
      shares of our Common Stock, par value $0.001 per share.
Underwriters’ Option to Purchase Additional Shares
We have granted the underwriters an option to purchase up to an additional       shares of our Common Stock from us at the public offering price, less the underwriting discounts and commissions, within 30 days of this prospectus supplement solely to cover overallotments, if any.
Common stock to be outstanding following this offering
      shares of our Common Stock.
Use of proceeds
We expect to use the net proceeds from this offering for general corporate purposes, which may include working capital and/or capital expenditures. Our management will retain broad discretion over the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this prospectus supplement. See “Use of Proceeds.”
Risk factors
See the section titled “Risk Factors” in this prospectus supplement and the accompanying prospectus and in the documents incorporated herein by reference for a discussion of certain factors you should carefully consider before deciding to invest in the Common Stock.
NASDAQ symbol
Our Common Stock is listed on NASDAQ under the symbol “WULF.”
The number of shares of our Common Stock expected to be outstanding immediately after this offering included in the table above is based on 145,577,629 shares of Common Stock outstanding as of January 27, 2023 and excludes: (i) 15,030,389 shares of our Common Stock issuable under our 2021 Omnibus Incentive Plan, (ii) 1,000,000 shares of Common Stock that are reserved for issuance upon the vesting of restricted stock units granted under the Company’s Inducement Grant; and (iii) shares issuable upon conversion of our outstanding warrants and convertible securities.
Except as otherwise indicated, we have presented the information in this prospectus supplement assuming no exercise by the underwriters in this offering of their over-allotment option.

RISK FACTORS
Investing in our Common Stock involves a high degree of risk. Before you invest in our Common Stock, you should consider carefully all of the information set forth in this prospectus and any applicable prospectus supplement and the documents incorporated by reference herein and therein, including the risk factors set forth under Item 1A titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Reports on Form 10-Q incorporated by reference into this prospectus, as may be modified or superseded from time to time by our future filings with the SEC under the Exchange Act. The risks, uncertainties and assumptions described in any document incorporated by reference into this prospectus or any applicable prospectus supplement are not the only ones we face, but are considered by us to be the most material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future business, financial condition and results of operations. The market price of our Common Stock could decline if one or more of these risks or uncertainties actually occur, causing you to lose all or part of your investment in our Common Stock. Refer to sections titled “Where You Can Find More Information” and “Incorporation by Reference.”
Risks Related to Our Business
If TeraWulf is unable to successfully maintain its Equipment Supply Agreements on acceptable terms or at all, TeraWulf’s business, financial condition and results of operations may suffer.
Mining bitcoin requires access to massive amounts of electrical power and relationships with leading mining equipment manufacturers. Furthermore, consistent with TeraWulf’s carbon mandate, TeraWulf’s activities must be supported by sustainable energy sources. A limited number of suppliers produce mining equipment to power sustainable industrial-scale mining. Any shortage of mining equipment may negatively impact the viability and expected economic return for TeraWulf’s bitcoin mining activities.
TeraWulf has structured and secured competitive equipment supply agreements to purchase state-of-the-art mining equipment from Bitmain Technologies Limited (“Bitmain”) and Minerva. Since its inception, TeraWulf has executed an equipment purchase agreement with Minerva, four non-fixed price sales and purchase agreements with Bitmain and five future sales and purchase agreements with Bitmain. TeraWulf will be highly dependent on the Minerva agreement and the Bitmain agreements (collectively, the “Equipment Supply Agreements”) for the development of its business models.
TeraWulf cannot guarantee that it will ultimately be able to successfully consummate the transactions contemplated by the Equipment Supply Agreements on terms acceptable to both TeraWulf’s management team and Bitmain or Minerva, as applicable. Despite securing Equipment Supply Agreements that provide for delivery of an aggregate total of 44,450 miners between January 2022 and March 2023, such Equipment Supply Agreements are subject to uncertain contractual provisions that could, under certain conditions, leave TeraWulf without adequate or sufficient equipment for its mining operations. Under the Equipment Supply Agreements, the total purchase price is an estimated price, with the actual price to be determined at a specified timeframe before shipment of the respective batch of miners. In addition, each batch of miners constitutes independent legal obligations, and TeraWulf will have limited legal recourse in the event of delays to the delivery date.
Furthermore, the Bitmain agreements are solely governed by and construed in accordance with the laws of Hong Kong. In the event that geopolitical turmoil, political instability, civil disturbances and restrictive government actions cause changes to the laws of Hong Kong, TeraWulf could face difficulties enforcing rights and obligations between the parties in the Bitmain agreements. The Minerva agreement is governed by the laws of the Province of Alberta, Canada without regard to any conflict of law provisions that might otherwise apply. Such contractual provisions leave TeraWulf with limited avenues for legal recourse in the event of disputes between the parties.
If TeraWulf is unable to successfully maintain such agreements or TeraWulf’s counterparties fail to perform their obligations under the final agreements, TeraWulf may be forced to look for alternative power providers. There is no assurance that TeraWulf will be able to find alternative suppliers on acceptable terms in a timely manner, or at all. Any significant nonperformance by suppliers could have a material adverse effect on TeraWulf’s business prospects, financial condition and operating results.

Since the development, construction and operation of the Nautilus Cryptomine Facility is subject to the terms of a joint venture agreement, TeraWulf may have less control over strategic decisions.
On August 27, 2022, TeraWulf entered into an amended and restated joint venture agreement with an affiliate of Talen Energy Corporation (“Talen”). The joint venture agreement provides that, except for certain specified matters, decisions are to be made by a majority vote of the board of managers. The board of managers is comprised of one manager appointed by TeraWulf and three managers appointed by Talen. Any significant disagreements between joint venture partners on strategic decisions or the inability of the Talen affiliate to meet obligations to the joint venture or third parties may impede TeraWulf’s ability to control aspects of the development, construction and operation of the Nautilus Cryptomine Facility.
The digital asset exchanges on which cryptocurrencies, including bitcoin, trade are relatively new and largely unregulated, and thus may be exposed to fraud and failure. Such failures may result in a reduction in the price of bitcoin, or even cause the market for bitcoin to disappear entirely, which would adversely affect an investment in us.
Digital asset exchanges on which cryptocurrencies trade are relatively new and, in most cases, largely unregulated although regulatory scrutiny of digital asset exchanges is increasing. Many digital exchanges currently do not provide the public with significant information regarding their ownership structure, management teams, corporate practices or regulatory compliance. As a result, the marketplace may lose confidence in, or may experience problems relating to, cryptocurrency exchanges, which may cause the price of bitcoin to decline. For example, in the first half of 2022, each of Celsius, Voyager and Three Arrows declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX, the third largest digital asset exchange by volume at the time, halted customer withdrawals and shortly thereafter, FTX and its subsidiaries filed for bankruptcy. Most recently, in January 2023, Genesis filed for bankruptcy. Genesis is owned by Digital Currency Group Inc. (“DCG”), who also owns Foundry, our mining pool provider; however, at this time, the Company is not subject to any material risks arising from its indirect exposure to Genesis.
In response to these events, the digital asset markets, including the market for bitcoin specifically, have experienced extreme price volatility and several other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital assets markets and in bitcoin. These events have also negatively impacted the liquidity of the digital assets markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital assets markets continues to be negatively impacted by these events, digital asset prices, including the price of bitcoin, may continue to experience significant volatility and confidence in the digital asset markets may be further undermined. A perceived lack of stability in the digital asset exchange market and the closure or temporary shutdown of digital asset exchanges due to business failure, hackers or malware, government-mandated regulation, or fraud, may reduce confidence in digital asset networks and result in greater volatility in bitcoin’s value. Because the value of bitcoin is derived from the continued willingness of market participants to exchange government-issued currency that is designated as legal tender in its country of issuance through government decree, regulation, or law (“fiat” currency) for bitcoin, permanent and total loss of the value of bitcoin may result should the marketplace for bitcoin be jeopardized or disappear entirely.
We are continuing to monitor and evaluate our risk management procedures, but we believe our current risk management procedures are reasonably designed and effective. We do not participate in any digital asset exchanges; we do not hold, sell or redeem any cryptocurrency on anyone else’s behalf; we hold our proprietary bitcoin, and any bitcoin earned from hosting arrangements, in a cold storage wallet with our digital asset custodian, NYDIG, a duly chartered New York limited liability trust company, to act as a custodian for our mined bitcoin; we do not hedge our bitcoin; and we sell our bitcoin using NYDIG Execution, a Delaware LLC registered as a Money Services Business with the Financial Crimes Enforcement Network and licensed with a BitLicense by the New York State Department of Financial Services. We do not sell or intend to sell our own bitcoin using any type of exchange, but rather rely on NYDIG Execution to sell our mined bitcoin on our behalf. Even still, the perceived lack of stability in digital asset exchanges and potential decline in the value of bitcoin could adversely affect an investment in us. Furthermore, any permanent, non-temporary decrease in the price of bitcoin would cause a risk of increased losses or impairments in our investments or other assets.

TeraWulf will need to raise additional capital to meet its business requirements in the future, which capital raising may be costly or difficult to obtain or may not be obtained (in whole or in part) and, if obtained, could significantly dilute the ownership interests of TeraWulf’s shareholders.
TeraWulf had a working capital deficiency of $89.5 million as of September 30, 2022. TeraWulf will require additional capital in the future to support its operations and may seek to raise additional financing in the future. TeraWulf may not be able to borrow or raise additional capital to meet its current liquidity needs or to otherwise provide the capital necessary to expand its operations and business, whether due to negative investor sentiment from the recent Chapter 11 bankruptcy filings of various cryptocurrency market participants, including Genesis, FTX, BlockFi, Celsius, Voyager and Three Arrows, or adverse geopolitical or economic conditions, which might result in the value of our Common Stock decreasing or becoming worthless. If TeraWulf is unable to raise sufficient financing to meet its liquidity needs, then we may not be able to continue our current operations.
TeraWulf does not rely on third-party exchanges; mines only bitcoin (and no other cryptocurrency) solely for its own account (without customers or counterparties); hosts certain third parties miners at its Lake Mariner datacenter, but does not have any access to or control over third parties’ mined revenue; and, significantly, does not hold crypto assets on behalf of third parties or any customers and has no direct exposure (whether through deposits or otherwise) to any cryptocurrency market participants that recently filed for Chapter 11 bankruptcy or are known to have experienced excessive redemptions, suspended redemptions or have crypto assets of their customers unaccounted for. Additionally, our business in the commercial optimization of power is unaffected by the recent crypto industry market events. However, negative investor sentiment regarding the cryptocurrency industry at large may make it difficult for TeraWulf to obtain additional financing on terms that are acceptable, which could affect TeraWulf’s liquidity.
Obtaining additional financing involves risks, including, among others:
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additional equity or debt financing may not be available to TeraWulf on satisfactory terms or at all and any equity TeraWulf issues, whether in connection with this offering, the various equity financings set forth under “Prospectus Supplement Summary — Recent Developments,” the issuance of warrants to its lenders pursuant to the lender term sheet discussed under “Prospectus Supplement Summary — Recent Developments” or future equity financings, will lead to dilution of the ownership interests of TeraWulf’s shareholders;

•
loans or other debt instruments may have terms and/or conditions, such as restrictive covenants, which may limit TeraWulf’s future financing activities; and

•
heightened scrutiny of companies involved with cryptocurrencies in the current regulatory environment, especially as a result of the recent Chapter 11 bankruptcy filings of Genesis, FTX, BlockFi, Celsius, Voyager and Three Arrows, combined with TeraWulf’s capital constraints, may prevent TeraWulf from being able to obtain adequate financing.

Our liquidity has been substantially dependent on our financing efforts and our business could be materially adversely affected by limited liquidity in the future.
We began bitcoin mining in March 2022 and to date, we have not achieved positive net earnings. We have primarily relied upon draws under our LGSA, as well as additional equity and debt financings, in addition to operating cash flow, to fund our operations. Our bitcoin mining business is in its early stages, and bitcoin and energy pricing and bitcoin mining economics are volatile and subject to uncertainty. Our business is subject to the numerous risks and volatility associated with the cryptocurrency industry, including the fallout from the Chapter 11 bankruptcies of Genesis, FTX, Voyager, Celsius and BlockFi, declines in the value of or fluctuating bitcoin to U.S. Dollar prices, the costs of bitcoin miners, supply chain constraints and other factors that cause delays in miner deliveries, the number of market participants mining bitcoin, interruptions in our power supply and regulatory changes.
As disclosed under “Prospectus Supplement Summary — Recent Developments,” the Company has entered into a binding term sheet with its lenders under the LGSA pursuant to which it will obtain amortization relief upon the satisfaction of certain conditions, including the completion of one or more qualifying equity capital raises before March 15, 2023 with aggregate net proceeds of at least $33.5 million.

There can be no assurance that the Company will be able to satisfy the conditions required to achieve amortization relief. If the Company is unable to satisfy such conditions, its liquidity will be materially adversely affected.
Although the Company has taken actions, such as this offering, the contemplated amendments to the LGSA described above and under “Prospectus Supplement Summary — Recent Developments,” the various other financings discussed under “Prospectus Supplement Summary — Recent Developments” and the previously disclosed December 2022 and October 2022 financings, to increase its liquidity, the issues described above and other developments that may negatively affect the Company’s liquidity, such as high inflation and a potential recession, may continue or recur in the future. Actions previously taken by the Company to address these issues, such as cost cutting, may have a negative effect on the future business and results of operations of the Company. There can be no assurance that these developments will not impair the Company’s liquidity in the future. If the Company is unable to finance its business on either a short-term or long-term basis due to a decrease in borrowing capacity under the LGSA, an inability to satisfy the terms of the LGSA or a lack of liquidity (whether as a result of an inability to draw under the LGSA or otherwise), it could result in a material adverse effect on the Company’s business, prospects, results of operations, financial condition and/or cash flows.
Although our digital assets are only stored using cold storage, we are subject to counterparty risk with respect to our digital asset custodian, NYDIG Trust Company LLC.
We use NYDIG Trust Company, LLC (“NYDIG”), a duly chartered New York limited liability trust company, to act as a custodian for our mined bitcoin. NYDIG receives and holds our custodied assets, which includes both our digital assets and any cash we may choose to custody with NYDIG.
Our digital assets custodied with NYDIG are not “deposits” within the meaning of U.S. federal or state banking law, and thus balances of digital assets held in our custodian account are not subject to Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation (“SIPC”) protections. Additionally, instructions to NYDIG to withdraw our digital assets are sent, and digital assets are received by us from NYDIG, using digital asset networks, and the software and cryptography that governs the protocols of digital asset networks have short histories and could at any time be found ineffective or faulty, which could result in the complete loss of value or theft of our digital assets custodied with NYDIG. Additionally, the nature of digital assets means that any technological difficulties experienced by NYDIG may prevent us from accessing or using our bitcoin custodied with NYDIG. Only NYDIG holds the private keys to our wallet, and no one at the Company has access to our wallet’s private keys; any loss of our private keys relating to, or hack or other compromise of, our digital wallet would adversely affect our ability to access or sell our bitcoin. No physical, operational and cryptographic system for the secure storage of private keys is perfectly secure, and loss or theft due to operational or other failure of NYDIG’s operations is always possible.
However, pursuant to our Digital Asset Custodial Agreement, dated as of March 10, 2022, between us and NYDIG (as may be amended, modified or supplemented from time to time, the “Custody Agreement”), NYDIG has covenanted that it holds our digital assets in a segregated account that will at all times be identifiable in NYDIG’s database as being stored for our benefit; that NYDIG has no right, interest or title in our digital assets; and that our digital assets do not constitute an asset on the balance sheet of NYDIG. To the extent NYDIG holds any cash on our behalf, NYDIG may hold our cash in one or more omnibus “for benefit of customers” accounts at one or more U.S. insured depository institutions; however, at this time, the Company has no cash custodied, and has no immediate or future plans to custody, any cash with NYDIG. Furthermore, NYDIG has covenanted that our digital assets will not be commingled with other digital assets held by NYDIG, except temporarily (typically for no longer than 12 hours, but in no case longer than 72 hours) as an operational matter, if required, to effect a transfer into or out of our digital asset account. Significantly, NYDIG represents and warrants that beneficial and legal ownership of all our digital assets is, and will remain, freely transferable without the payment of money or value and that NYDIG has no ownership interest in our account.
While we believe that the Custody Agreement provides our business with reasonable protections for our business’s operations and the safe storage of our digital assets, we make no assurances that storing our digital assets with NYDIG is free from risk, given the various risks enumerated above. To the best of our knowledge, NYDIG safely stores our digital assets in segregated accounts as represented in the Custody Agreement, however, if NYDIG were to be in breach of the Custody Agreement, our digital assets could be compromised. Additionally, if NYDIG were to cease operations, declare insolvency or file for bankruptcy, there is a reasonable risk that recovery of our assets, though kept in segregated accounts, would be delayed or unrecoverable. Additionally, if NYDIG were to cease operations, declare insolvency or file for bankruptcy, we do not have a readily available backup custodian at this time, and so we would need to self-custody our digital assets using cold storage until we could contract with another adequate custodian for the safe storage of our assets which may have a disruptive effect on our business. In the meantime, our mined bitcoin would continue to aggregate in our proprietary wallet until we found a suitable cold storage custodian.
We are subject to counterparty risk with respect to our mining pool operator, Foundry Digital LLC.
We participate in a mining pool operated by Foundry, a limited liability company organized under the laws of the State of Delaware. As a mining pool participant, we rely on Foundry’s open access mining pool to receive our daily mining rewards and fees from the bitcoin network; our miners “point” or send their hashpower continually throughout the day to Foundry’s pool’s address, which acts as a blockchain miner node on the bitcoin network. At the end of each day, our share of the bitcoin earned by each of our miners is collectively sent from Foundry to our wallet address custodied with NYDIG. Mining pools like Foundry’s allow miners like ours to combine their computing and processing power, increasing our chances of solving a block and getting rewarded by the bitcoin network. Foundry uses the Full Pay Per Share payout model, which means that in exchange for providing computing power to the pool, TeraWulf is entitled to compensation, calculated on a daily basis, at an amount that approximates the total bitcoin that could have been mined using TeraWulf’s computer power, based upon the then-current blockchain difficulty. Under this model, we are entitled to compensation regardless of whether Foundry successfully records a block to the bitcoin blockchain. Should Foundry’s operator systems suffer downtime due to a cyber-attack, software malfunction or other similar issues, it will negatively impact our ability to mine and receive revenue. We own all of our miners and accompanying electrical infrastructure, and the only connection between our assets and Foundry is that our miners’ hashpower is currently pointed to send all of their hash to Foundry’s address. However, if Foundry were to suffer downtime or cease to exist altogether, the immediate impact to us would be that we would not have a mining pool for our miners to send their daily hashpower to, so the miners would not be able to earn any revenue until we pointed our miners to a new pool provider or became a miner node (as Foundry is) on the bitcoin network. We currently do not have a back-up pool provider, so were Foundry to cease operations, there would be some delay and consequently lost revenue until we retained a new pool provider and pointed our miners at the new pool provider, which we would do by using a mass command issued by our management software. Furthermore, while we receive daily reports from Foundry detailing the total processing power provided to its mining pool and our proportion of that total processing power to determine the distribution of rewards to us, we are dependent on the accuracy of Foundry’s record keeping. We have little means of recourse against Foundry if we determine the proportion of the reward paid out to us by Foundry is incorrect, other than leaving Foundry’s pool altogether. If we are unable to consistently obtain accurate proportionate rewards from our pools, we may experience reduced rewards for our efforts, which would have an adverse effect on our business and operations. Additionally, were Foundry to cease operations, declare insolvency or file for bankruptcy, there is a reasonable risk that recovery of any mining rewards or fees for any given day that had not yet been delivered into our wallet held at NYDIG would be delayed or unrecoverable.
If the value of bitcoin declines precipitously, the value of our collateral under our Loan, Guaranty and Security Agreement with Wilmington Trust, National Association as administrative agent may also decline, and we would face increased losses or impairments in our investments and other assets.
Our mined bitcoin, together with all of our Company’s other assets, serves as collateral for our lenders under our LGSA. If the price of bitcoin were to decline precipitously, the value of our collateral package under the LGSA will also decline. While we are still able to draw on our LGSA even if the value of the collateral declines, our ability to raise more financing from our existing lenders or new lenders may be impaired by the current crypto asset market disruption. We would also face a risk of increased losses or impairments in our investments and other assets if the price of bitcoin were to permanently decline.

To protect our bitcoin that is part of our collateral under our loan, we have entered into a Deposit Account Control Agreement, dated as of March 11, 2022, by and among the Company, NYDIG and Wilmington Trust, National Association (on behalf of the lenders under the LGSA) (the “DACA”). Pursuant to the DACA, we deposit our bitcoin with NYDIG in a segregated account, subject to the security interest of Wilmington Trust, National Association, as a secured party. We have also entered into a Digital Asset Execution Agreement between us and NYDIG Execution, a Delaware LLC registered as a Money Services Business with the Financial Crimes Enforcement Network and licensed with a BitLicense by the New York State Department of Financial Services, dated as of September 16, 2022 (as amended, modified or supplemented from time to time, the “Execution Agreement”). Pursuant to the Execution Agreement, so long as the DACA is in effect, we are the lawful owner of all digital assets we send to NYDIG Execution in connection with a transaction (including through transfers from NYDIG and/or NYDIG Execution under the DACA). The Execution Agreement further provides that title and ownership to any such digital assets passes to the purchaser of such digital assets free and clear of liens, claims, charges, encumbrances and transfer restrictions, assuming that cash owing to us from any such transaction is settled directly into a deposit account in our name at a third-party U.S. depository institution. All funds from the sale of bitcoin by NYDIG Execution are currently deposited by NYDIG Execution directly in a third-party U.S. depository institution. Despite these assurances in the Execution Agreement, if NYDIG were to be in breach of the Execution Agreement, our bitcoin and collateral package under our loan with our lenders would be at risk. See also “— Although our digital assets are only stored using cold storage, we are subject to counterparty risk with respect to our digital asset custodian, NYDIG Trust Company LLC.”
Security threats or unauthorized or impermissible access to our datacenters, our operations or our digital wallet from U.S. or non-U.S. actors could result in a loss of our bitcoin and assets or cause damage to our reputation, each of which could adversely affect our business, financial condition and results of operations.
Security breaches, computer malware, software supply chain attacks and computer hacking attacks have been a prevalent concern in the digital asset exchange markets. Any security breach caused by hacking, which could be by U.S. or non-U.S. actors, and involves efforts to gain unauthorized access to information or systems, cause intentional malfunctions or loss, encryption or corruption of data, software, hardware or other computer equipment, and transmit computer viruses or ransomware could harm our business operations or result in the loss of our digital assets. Furthermore, we believe that, as our business grows, we could become a more appealing target for cybersecurity threats.
As discussed elsewhere herein, we rely on cold storage custody solutions from NYDIG to safeguard our bitcoin from theft, loss, destruction or other issues relating to hackers and technological attack. Nevertheless, cold storage security systems may not be impenetrable and may not be free from defect or immune to acts of God, and any loss due to a security breach, software defect or act of God will be borne by TeraWulf. Additionally, our security systems, physical datacenters and operational infrastructure could be breached by outside parties, software defects, action of an employee of TeraWulf, or otherwise and, as a result, an unauthorized party may obtain access to TeraWulf’s private keys, sensitive data control, operation of miners and our bitcoin. In addition, outside parties may attempt to fraudulently induce employees of TeraWulf to disclose sensitive information in order to gain access to our infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, TeraWulf may be unable to anticipate these techniques or implement adequate preventative measures. If an actual or perceived breach of our security system occurs, the market perception of the effectiveness of TeraWulf’s security system could be harmed, which could adversely affect our business, financial condition and results of operations. Furthermore, in the event of a security breach, TeraWulf may be forced to cease operations or suffer a reduction in digital assets, which could adversely affect TeraWulf’s business, financial condition and results of operations.
Risks Relating to Regulatory Matters
We are subject to a highly-evolving regulatory landscape and any adverse changes to, or our failure to comply with, any laws and regulations could adversely affect our business, reputation, prospects or operations.
Until recently, relatively little regulatory attention has been directed toward bitcoin and the bitcoin network by U.S. federal and state governments, foreign governments and self-regulatory agencies. We currently only operate in the United States, and do not currently have any plans to expand our operations beyond the United States. As bitcoin has grown in popularity and in market size, the U.S. regulatory regime — namely the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the SEC, the CFTC, FinCEN and the Federal Bureau of Investigation) have begun to examine the operations of the bitcoin network, bitcoin users and the bitcoin exchange market. The complexity and evolving nature of our business and the significant uncertainty surrounding the regulation of the cryptocurrency industry requires us to exercise our judgment as to whether certain laws, rules, and regulations apply to us, and it is possible that governmental bodies and regulators may disagree with our conclusions. To the extent we have not complied with such laws, rules, and regulations, we could be subject to significant fines, revocation of licenses, limitations on our products and services, reputational harm, and other regulatory consequences, each of which may be significant and could adversely affect our business, operating results, and financial condition.
Additionally, the recent bankruptcy filings of FTX, the third largest digital asset exchange by volume at the time of its filing, and its affiliated hedge fund Alameda Research LLC, in addition to other bankruptcy filings of crypto companies throughout calendar year 2022, will likely attract heightened regulatory scrutiny from U.S. regulatory agencies such as the SEC and CFTC. Increasing regulation and regulatory scrutiny may result in new costs for the Company and Company’s management having to devote increased time and attention to regulatory matters, change aspects of the Company’s business or result in limits on the utility of bitcoin. In addition, regulatory developments and/or the Company’s business activities may require the Company to comply with certain regulatory regimes. Increasingly strict legal and regulatory requirements and any regulatory investigations and enforcement may result in changes to our business, as well as increased costs, and supervision and examination for ourselves and our service providers. Moreover, new laws, regulations, or interpretations may result in additional litigation, regulatory investigations, and enforcement or other actions. Adverse changes to, or our failure to comply with, any laws and regulations may have, an adverse effect on our reputation and brand and our business, operating results, and financial condition.
Additionally, although we are not directly connected to the recent cryptocurrency market events, we may still suffer reputational harm due to our association with the cryptocurrency industry in light of the recent disruption in the crypto asset markets. Ongoing and future regulation and regulatory actions could significantly restrict or eliminate the market for or uses of bitcoin and/or may adversely affect the Company’s business, reputation, financial condition and results of operations.
TeraWulf may be at a higher risk of litigation and other legal proceedings due to heightened regulatory scrutiny of the cryptocurrency industry, which could ultimately be resolved against TeraWulf, requiring material future cash payments or charges, which could impair TeraWulf’s financial condition and results of operations.
The size, nature and complexity of the Company’s business could make it susceptible to various claims, both in litigation and binding arbitration proceedings, legal proceedings, and government investigations, due to the heightened regulatory scrutiny following the recent disruptions in the crypto asset markets. The Company believes that since cryptocurrency mining, and the digital asset industry generally, is a relatively new business sector, it is more likely subject to government investigation and regulatory determination, particularly following the recent cryptocurrency market participant bankruptcies described elsewhere herein. Any claims, regulatory proceedings or litigation that could arise in the course of the Company’s business could have a material adverse effect on the Company, its business or operations, or the industry as a whole.
Risks Related to this Offering and our Common Stock
Management will have broad discretion as to the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this prospectus supplement, and we may not use the net proceeds effectively.
Because we have not designated the amount of net proceeds from the sale of the shares of our Common Stock offered by this prospectus supplement to be used for any particular purpose, our management will have broad discretion as to the allocation of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. See “Use of Proceeds.” Our management may use the net proceeds, if any, for corporate purposes that may not improve our financial condition or market price of our Common Stock.

You may experience immediate and substantial dilution in the net tangible book value per share of our Common Stock you purchase.
If you purchase shares of our Common Stock in this offering, you may incur immediate and substantial dilution if the price you pay is substantially greater than the as adjusted net tangible book value of your stock of $1.06 per share as of September 30, 2022.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share of our Common Stock in this offering. We may sell shares of our Common Stock or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, such as warrants and other convertible instruments we have issued to our lenders (each as discussed under “Prospectus Supplement — Recent Developments”). Moreover, investors purchasing shares of our Common Stock or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible into or exchangeable for our Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
In addition, the sale of shares of our Common Stock in this offering and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of our Common Stock, or the perception that those shares may be sold, will have on the market price of our Common Stock.
We do not expect to pay dividends in the foreseeable future.
In the past, we have not paid dividends on our Common Stock. We do not currently intend to pay dividends on our Common Stock and we intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of certain existing and any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our Common Stock may be your sole source of gain for the foreseeable future.
The market price of our Common Stock may be volatile as a result of recent geopolitical, economic or industry-wide developments, which could subject us to securities class action litigation and result in substantial losses for our stockholders.
The market price of our Common Stock could be subject to extreme volatility and fluctuations in response to recent industry-wide developments beyond our control, such as continued industry-wide fallout from the recent Chapter 11 bankruptcy filings of cryptocurrency exchange FTX, including its affiliated hedge fund Alameda Research LLC, crypto hedge fund Three Arrows and crypto lenders Celsius, Voyager, BlockFi, and Genesis, as well as the many risk factors listed in this section and the documents incorporated by reference in this registration statement and the accompanying prospectus. As mentioned elsewhere herein, we have no direct exposure to any of the cryptocurrency market participants that recently filed for Chapter 11 bankruptcy, including Genesis, whose parent company, DCG, also owns Foundry, our mining pool provider. At this time, the Company is not subject to any material risks arising from its indirect exposure to Genesis. We also have no direct exposure to any of the cryptocurrency market participants who are known to have experienced excessive redemptions, suspended redemptions or have crypto assets of their customers unaccounted for, and we do not have any assets, material or otherwise, that may not be recovered due to these bankruptcies or excessive or suspended redemptions. Nevertheless, the price of our Common Stock may still not be immune to unfavorable investor sentiment resulting from these recent developments in the broader cryptocurrency industry.
Furthermore, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market fluctuations as well as general economic, political and market conditions, such as recessions, high inflation, interest rate changes or international currency fluctuations, may negatively impact the market price of our Common Stock. In addition, such fluctuations could subject us to securities class action litigation, which could result in substantial costs and divert our management’s attention from other business concerns, which could potentially harm our business. As a result of this volatility, our stockholders may not be able to sell their shares of Common Stock at or above the price at which they purchased their shares of Common Stock.
If securities analysts do not publish research or reports about our business or if they publish negative, or inaccurate, evaluations of our Common Stock, the price of our stock and trading volume could decline.
The trading market for our Common Stock may be impacted, in part, by the research and reports that securities or industry analysts publish about us or our business. There can be no assurance that analysts will cover us, continue to cover us or provide favorable coverage. If one or more analysts downgrade our Common Stock or change their opinion of our Common Stock, our share price may decline. In addition, if one or more analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

USE OF PROCEEDS
We estimate that our net proceeds from this offering will be approximately $      million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We expect to use the net proceeds from this offering for general corporate purposes, which may include working capital and/or capital expenditures.

DILUTION
If you invest in our Common Stock, you will experience immediate dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our Common Stock after this offering.
As of September 30, 2022, our net tangible book value was $121.8 million, or $1.06 per share of Common Stock. We calculate net tangible book value per share by dividing our net tangible assets (total tangible assets less total liabilities) by 115,446,401, the number of shares of our Common Stock issued and outstanding as of September 30, 2022.
After giving effect to the sale of shares of Common Stock in this offering at the public offering price of $      per share of Common Stock, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our adjusted net tangible book value as of September 30, 2022 would have been approximately $      million, or approximately $      per share. This represents an immediate increase in net tangible book value of approximately $      per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $      per share to investors participating in this offering. The following table illustrates this calculation on a per share basis:
Offering price per share of our Common Stock	$
Net tangible book value per share of our Common Stock as of September 30, 2022		$1.06
Dilution per share of our Common Stock attributable to the offering	$	( )
As adjusted net tangible book value per share of our Common Stock, after giving effect to this offering	$
Increase per share of our Common Stock to new investors purchasing our Common Stock in this offering	$
The above discussion is based on 145,577,629 shares of Common Stock outstanding as of January 27, 2023 and excludes: (i) 15,030,389 shares of our Common Stock issuable under our 2021 Omnibus Incentive Plan, (ii) 1,000,000 shares of Common Stock that are reserved for issuance upon the vesting of restricted stock units granted under the Company’s Inducement Grant; and (iii) shares issuable upon conversion of our outstanding warrants and convertible securities.
The above discussion also assumes no exercise by the underwriters of their over-allotment option. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans.

UNDERWRITING
We entered into an underwriting agreement with JonesTrading Institutional Services LLC as representative of the several underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, the underwriters have agreed to purchase, and we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of common stock shown opposite its name below:
Underwriter	Number of shares
JonesTrading Institutional Services LLC
Total
The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock if any of them are purchased.
Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $      per share. If all the shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. No such reduction will change the amount of proceeds to be received by us as set forth on the cover of this prospectus supplement.
Underwriting discounts and commissions
The following table shows the public offering price per share of common stock and public offering price, underwriting discounts and commissions, and proceeds before expenses to us.
Per Share
Public offering price	$
Underwriting discounts and commissions payable by us, before expenses, to us	$
We have granted the underwriters a 30-day option to purchase up to additional shares of common stock from us, in each case at the public offering price, less underwriting discounts and commissions.
Indemnification
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
Lock-Ups
We and our officers and directors have agreed that, for a period of 60 days from the date of this prospectus supplement, we and they will not, without the prior written consent of JonesTrading Institutional Services LLC, dispose of or hedge any shares or any securities convertible into or exchangeable for our common stock, subject to limited exceptions, including shares of common stock sold in our current at-the-market offering (the “ATM Program”). This lock-up agreement does not apply to the offer, issuance or sale by us of our common stock in our ATM Program (i) 30 days after the date of this prospectus supplement, provided the closing bid price of our common stock is equal to 110% or greater of the public offering price, and (ii) 45 days after the date of this prospectus supplement, regardless of the trading price of our shares. JonesTrading Institutional Services LLC in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

Nasdaq Capital Market Listing
The shares are listed on the Nasdaq Stock Market LLC under the symbol “WULF.”
Expenses and Reimbursements
We estimate that our portion of the total expenses of this offering will be $      , which includes the fees and expenses for which we have agreed to reimburse the underwriters, including the fees and disbursements of counsel for the underwriters in connection with the offering in an amount not to exceed $75,000.
Price Stabilization, Short Positions and Penalty Bids
In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include stabilizing purchases.
•
Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

•
Covering transactions involve purchases of shares either pursuant to the underwriters’ option to purchase additional shares or in the open market in order to cover short positions.

•
To close a naked short position, the underwriters must purchase shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•
To close a covered short position, the underwriters must purchase shares in the open market.

•
Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriter may conduct these transactions on The Nasdaq Stock Market LLC, in the over-the-counter market or otherwise. If the underwriter commences any of these transactions, it may discontinue them at any time.
In addition, in connection with this offering, the underwriters may engage in passive market making transactions in the shares on The Nasdaq Stock Market LLC, prior to the pricing and completion of the offering. Passive market making consists of displaying bids on The Nasdaq Stock Market LLC no higher than the bid prices of independent market makers and making purchases at prices no higher than those independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker’s average daily trading volume in the shares during a specified period and must be discontinued when that limit is reached. Passive market making may cause the price of the shares to be higher than the price that otherwise would exist in the open market in the absence of those transactions. If the underwriters commence passive market making transactions, they may discontinue them at any time.
Electronic Distribution
In connection with the offering, certain of the underwriter or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Other Relationships
The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of its business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of its various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Sales Outside the United States
No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our common stock, or the possession, circulation or distribution of this prospectus supplement or any other material relating to us or our common stock in any jurisdiction where action for that purpose is required. Accordingly, the shares of common stock may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering material or advertisements in connection with our common stock may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.
The underwriter may arrange to sell the common stock offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where it is permitted to do so.
European Economic Area
In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of our common shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our common shares may be made at any time under the following exemptions under the Prospectus Directive:
(a)
to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representative for any such offer; or

(c)
in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.
For the purposes of this provision, the expression an “offer to the public” in relation to our common shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our common shares to be offered so as to enable an investor to decide to purchase our common shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended), including by Directive 2010/73/EU, and includes any relevant implementing measure in the Relevant Member State.
This European Economic Area selling restriction is in addition to any other selling restrictions set out below.
United Kingdom
In the United Kingdom, this prospectus is only addressed to and directed as qualified investors who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the Order); or (ii) high net worth entities and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any investment or investment activity to which this prospectus relates is available only to relevant persons and will only be engaged with relevant persons. Any person who is not a relevant person should not act or relay on this prospectus or any of its contents.
Hong Kong
The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interests are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan
The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
For Qualified Institutional Investors (“QII”)
Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of our common stock constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEA). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEA, has not been made in relation to the shares of our common stock. The shares of our common stock may only be transferred to QIIs.
For Non-QII Investors
Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEA) in relation to the shares of our common stock constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEA). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEA, has not been made in relation to the shares of our common stock. The shares of our common stock may only be transferred en bloc without subdivision to a single investor.
Canada
The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Israel
This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the securities hereunder is directed only at, (i) a limited number of persons in accordance with the Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.
Dubai International Financial Centre
This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.
LEGAL MATTERS
The validity of the Common Stock offered by this prospectus supplement will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Duane Morris LLP, New York, New York, is acting as counsel for the underwriters in connection with this offering.
EXPERTS
The consolidated financial statements of TeraWulf Inc. as of December 31, 2021 and March 31, 2021 and for the periods from April 1, 2021 to December 31, 2021 and from February 8, 2021 (date of inception) to March 31, 2021 incorporated in this Prospectus by reference from the TeraWulf Inc. Annual Report on Form 10-K for the period ended December 31, 2021 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the Company’s ability to remain a going concern and change in year end), incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

PROSPECTUS
TeraWulf Inc.
$500,000,000
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Rights
Purchase Contracts
Units

We may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate initial offering price of up to $500,000,000 (or its equivalent in foreign currencies, currency units or composite currencies).
Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities without a prospectus supplement.
These securities may be sold on a continuous or delayed basis directly to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.
Our common stock is traded on the Nasdaq Stock Market LLC under the symbol “WULF.” If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.
Investing in these securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 5 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 4, 2022.

i

ABOUT THIS PROSPECTUS
To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on us and the business conducted by us.
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate initial offering price of up to $500,000,000 (or its equivalent in foreign currencies, currency units or composite currencies). This prospectus provides you with a general description of the securities. Each time we offer the securities, we will provide a prospectus supplement that describes the terms of the offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Incorporation by Reference.”
The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement can be found on the SEC’s website at www.sec.gov.
You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.
We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. The securities may be sold for U.S. dollars, foreign-denominated currency, currency units or composite currencies. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency, currency units or composite currencies as specified in the applicable prospectus supplement. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities. The prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements. See “Plan of Distribution.”
The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.
In this prospectus, the terms “TeraWulf,” “we,” “us” and “our” refer to TeraWulf Inc.
WHERE YOU CAN FIND MORE INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found on the SEC’s website at www.sec.gov. Our filings, including the audited financial and additional information that we have made public to investors, may also be found on our website at www.terawulf.com. Information on or accessible through our website does not constitute part of this prospectus (except for SEC reports expressly incorporated by reference herein).

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (filed on March 3, 2021), including portions of our Proxy Statement for the 2021 annual meeting of shareholders (filed on March 23, 2021) to the extent specifically incorporated by reference therein;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 (filed on May 13, 2021, August 12, 2021 and November 15, 2021, respectively);

•
our Current Reports on Form 8-K filed on February 18, 2021, April 29, 2021, May 3, 2021, June 25, 2021, August 6, 2021, August 11, 2021, October 29, 2021, December 3, 2021, December 9, 2021, December 13, 2021, December 17, 2021, December 21, 2021, and our Current Reports on Form 8-K/A filed on August 11, 2021 and December 17, 2021;

•
the following sections in our Registration Statement on Form S-4 filed on November 10, 2021: Risk Factors, Information About TeraWulf, Management’s Discussion and Analysis of Financial Condition and Results of Operations of TeraWulf, Governance and Management of Holdco, Executive Compensation of Holdco, Certain Relationships and Related Party Transactions, Security Ownership of Certain Beneficial Owners and Management/Directors of TeraWulf and the financial statements included in Appendix H; and

•
the description of TeraWulf’s capital stock contained in our Registration Statement on Form S-4 filed on November 10, 2021, including any amendment or report filed with the SEC for the purpose of updating that description.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and any prospectus supplement and (2) the date we stop offering securities pursuant to this prospectus and any prospectus supplement, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents. The information contained on our website (www.terawulf.com) is not incorporated into this prospectus.
You should not assume that the information in this prospectus, the prospectus supplement, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

TeraWulf Inc.
Attention: Stefanie Fleischmann, General Counsel
9 Federal Street
Easton, Maryland 21601
Telephone: (410) 770-9500
FORWARD-LOOKING STATEMENTS
This prospectus contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. These forward-looking statements are contained principally in the sections entitled “Risk Factors” and “Use of Proceeds.” Without limiting the generality of the preceding sentence, any time we use the words “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or other various or comparable terminology, and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. For TeraWulf, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, without limitation:
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conditions in the cryptocurrency mining industry, including any prolonged substantial reduction in cryptocurrency prices, which could cause a decline in the demand for TeraWulf’s services;

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competition among the various providers of data mining services;

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economic or political conditions in the countries in which TeraWulf plans to do business, including civil uprisings, riots, terrorism, kidnappings, the taking of property without fair compensation and legislative changes;

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currency exchange rate fluctuations;

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employment workforce factors, including the loss of key employees;

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the ability to implement certain business objectives and the ability to timely and cost-effectively execute integrated projects;

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changes in governmental safety, health, environmental and other regulations, which could require significant expenditures;

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liability related to the use of TeraWulf’s services;

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the ability to successfully complete merger, acquisition or divestiture plans, regulatory or other limitations imposed as a result of a merger, acquisition or divestiture, and the success of the business following a merger, acquisition or divestiture; and

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other risks, uncertainties and factors included or incorporated by reference in this prospectus, including those set forth under “Risk Factors” and those included under the heading “Risk Factors” in our Registration Statement on Form S-4, which is incorporated by reference into this prospectus.

These forward-looking statements reflect our views with respect to future events as of the date of this prospectus and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus and the documents filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

THE COMPANY
TeraWulf Inc., a Delaware corporation, is a digital asset technology company with a core business of sustainable bitcoin mining. TeraWulf, together with its subsidiaries, develops, owns and operates its bitcoin mining facility sites in the United States and expects to consume over 90% zero-carbon energy, with a target of 100% by 2028. We founded TeraWulf in February 2021. In June 2021, we announced the strategic business combination with IKONICS Corporation (“IKONICS”), a Minnesota corporation in the business of developing imaging technologies. On December 13, 2021, we successfully completed the business combination with IKONICS.
Our primary source of revenue is from sustainably mining bitcoin at our bitcoin mining facility sites. We also earn revenue from the hedging and sale of mined bitcoin and the commercial optimization of TeraWulf’s power supply.
For a description of our business, financial condition, results of operations and other important information regarding TeraWulf, we refer you to our filings with the SEC incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.” More information about us is also available through our website at www.terawulf.com. The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement (except for SEC reports that are expressly incorporated by reference herein).
Our principal executive offices are located at 9 Federal Street, Easton, Maryland 21601, telephone (410) 770-9500.

RISK FACTORS
Investing in our securities involves risk. Before you decide whether to purchase any of our securities, you should carefully consider the specific risks discussed in, or incorporated by reference into, the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Registration Statement on Form S-4, which is incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. For more information, please see “Where You Can Find More Information” and “Incorporation by Reference.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS
Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things:
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debt repayment;

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repurchases of shares of our common stock;

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working capital; and/or

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capital expenditures.

We may also use such proceeds to fund acquisitions of businesses or technologies that complement our current business. We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.

DESCRIPTION OF CAPITAL STOCK
General
The following is a summary of information concerning our capital stock, including a summary of certain material terms and provisions of our amended and restated certificate of incorporation and our amended and restated bylaws. You should read these documents in full for complete information on our capital stock. They are included as exhibits to the registration statement of which this prospectus forms a part.
Common Stock
Shares Outstanding.   We are authorized to issue up to 200,000,000 shares of common stock, par value $0.001 per share. As of January 28, 2022, we had 99,976,253 shares of common stock issued and outstanding.
Dividends.   Subject to prior dividend rights of the holders of any preferred shares, holders of shares of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for that purpose. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law.
Voting Rights.   Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of our common stock possess all voting power for the election of directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of our stockholders. Holders of shares of our common stock are entitled to one vote per share on matters to be voted on by stockholders.
Other Rights.   In the event of any liquidation, dissolution or winding up of our company, after the satisfaction in full of the liquidation preferences of holders of any preferred shares, holders of shares of our common stock are entitled to ratable distribution of the remaining assets available for distribution to stockholders.
Fully Paid.   The issued and outstanding shares of our common stock are fully paid and non-assessable. This means the full purchase price for the outstanding shares of our common stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional shares of common stock that we may issue in the future will also be fully paid and non-assessable.
Preferred Stock
We are authorized to issue up to 25,000,000 shares of preferred stock from time to time in one or more series and with such rights and preferences as determined by our board of directors with respect to each series. As of the date of this prospectus, no shares of our preferred stock are issued and outstanding.
Limitation on Liability of Directors and Officers
We are a Delaware corporation. Our amended and restated certificate of incorporation provides that no director is personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by applicable law, as in effect from time to time. Currently, Delaware law requires that liability be imposed only for the following:
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any breach of the director’s duty of loyalty to our company or our stockholders;

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any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

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unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law (the “DGCL”); and

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any transaction from which the director derived an improper personal benefit.

As a result, neither we nor our stockholders have the right, including through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, we will indemnify any officer or director of our company in connection with any threatened, pending or completed action, suit or proceeding to which such person is, or is threated to be made, a party, whether civil or criminal, administrative or investigative, arising out of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director or officer. We will reimburse the expenses, including attorneys’ fees, incurred by a person indemnified by this provision in connection with any proceeding, including in advance of its final disposition, to the fullest extent permitted by law. Amending this provision will not reduce our indemnification obligations relating to actions taken before an amendment.
We maintain insurance for our officers and directors against certain liabilities, including liabilities under the Securities Act, under insurance policies, the premiums of which are paid by us. The effect of these is to indemnify any officer or director of the Company against expenses, judgments, attorney’s fees and other amounts paid in settlements incurred by an officer or director arising from claims against such persons for conduct in their capacities as officers or directors of the Company.
Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws and Delaware Law
Some provisions of our amended and restated certificate of incorporation and amended and restated bylaws and Delaware law could make the following more difficult:
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acquisition of us by means of a tender offer;

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acquisition of us by means of a proxy contest or otherwise; or

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removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us and outweigh the disadvantages of discouraging those proposals because negotiation of them could result in an improvement of their terms.
Size of Board and Vacancies
Our amended and restated certificate of incorporation provides that our board of directors shall consist of not less than three (3) nor more than ten (10) members, which number is determined by resolution of our board of directors. Directors are elected at each annual meeting of stockholders by the vote of a majority of the shares present. Except for directors elected by the holders of any series of preferred stock, any director or the entire Board may be removed from office at any time, with or without cause, but only by the affirmative vote of a majority of the total voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. Newly created directorships resulting from any increase in our authorized number of directors or any vacancies in our board of directors resulting from death, resignation, retirement, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director.
Restriction on Stockholder Action by Written Consent
Except as otherwise provided in any certificate of designation for any series of preferred stock, our amended and restated certificate of incorporation eliminates the right of our stockholders to act by written consent in lieu of a meeting of stockholders. Stockholder action must take place at the annual or a special meeting of our stockholders.
Stockholder Meetings
Under our amended and restated bylaws, special meetings of our stockholders may be called at any time by, and only by, (i) the Board, (ii) at any time prior to the first date on which Stammtisch and Stammtisch Affiliates (each as defined therein) cease to beneficially own in the aggregate (directly or indirectly) shares of capital stock entitled to vote generally for the election of our directors representing at least fifteen percent (15%) of such shares of capital stock owned by Stammtisch and Stammtisch Affiliates, by the chairperson of the Board upon written request by Stammtisch delivered in writing to the Board, or (iii) the Secretary upon proper written request given by or on behalf of one or more stockholders who hold at least fifty percent (50%) of the voting power of all outstanding shares of common stock.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors.
Delaware Anti-Takeover Law
We are subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three (3) years following the date such person became an interested stockholder, unless the business combination or the transaction in which such person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of our common stock.
No Cumulative Voting
Neither our amended and restated certificate of incorporation nor our amended and restated bylaws provide for cumulative voting in the election of directors.
Forum for Adjudication of Disputes
Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, and subject to applicable jurisdictional requirements, the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of TeraWulf, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, agent or stockholder of TeraWulf to TeraWulf or our stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, the amended and restated certificate of incorporation or the amended and restated bylaws, or (4) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction over such action or proceeding, then another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware). Our amended and restated certificate of incorporation also provides that, unless TeraWulf consents in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. The exclusive forum provisions set forth in our amended and restated certificate of incorporation do not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Transfer Agent and Registrar
Our transfer agent and registrar is Equiniti Trust Company.
Listing
Our shares of common stock are listed on The Nasdaq Stock Market LLC under the ticker symbol “WULF.”

DESCRIPTION OF THE DEBT SECURITIES
The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.
We may issue debt securities from time to time in one or more series. The debt securities will be general obligations of TeraWulf Inc. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis, jointly and severally, by guarantors, if any. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities will be issued under one or more indentures between us and Computershare Trust Company, National Association, as trustee. A copy of the form of indenture has been filed as an exhibit to the registration statement filed with the SEC. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below. You should refer to the indenture for the complete terms of the debt securities.
General
The debt securities will represent direct, general obligations of TeraWulf Inc. and:
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may rank equally with other unsubordinated debt or may be subordinated to other debt we have or may incur;

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may be issued in one or more series with the same or various maturities;

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may be issued at a price of 100% of their principal amount or at a premium or discount;

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may be issued in registered or bearer form and certificated or uncertificated form; and

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may be represented by one or more global debt securities registered in the name of a designated depositary’s nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. Subject to limitations contained in the indenture, we may from time to time, without notice to or the consent of the holders of a series of debt securities, issue additional debt securities of any such series on the same terms and conditions as the debt securities of such series, except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date; provided that if the additional debt securities are not fungible with the debt securities of such series for U.S. federal income tax purposes, such additional debt securities will have one or more separate CUSIP numbers. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:
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the title of the debt securities of the series (which will distinguish the debt securities of that particular series from the debt securities of any other series) and ranking (including the terms of any subordination provisions);

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the price or prices of the debt securities of the series at which such debt securities will be issued;

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whether the debt securities are entitled to the benefit of any guarantee by any guarantor;

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any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other debt securities of the series);

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the date or dates on which the principal and premium with respect to the debt securities of the series are payable;

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the person to whom any interest on a security of the series shall be payable if other than the person in whose name that security is registered at the close of business on the record date;

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the rate or rates (which may be fixed or variable) at which the debt securities of the series will bear interest (if any) or the method of determining such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index), the date or dates from which such interest, if any, will accrue, the interest payment dates on which such interest, if any, will be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of securities in registered form), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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the currency or currencies in which debt securities of the series will be denominated and/or in which payment of the principal, premium, if any, and interest of any of the securities shall be payable, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of securities in registered form) where the principal, premium and interest, if any, with respect to debt securities of the series will be payable, where notices and demands to or upon us in respect of the debt securities and the indenture may be delivered, and the method of such payment, if by wire transfer, mail or other means;

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the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

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whether debt securities of the series are to be issued as securities in registered form or securities in bearer form or both and, if securities in bearer form are to be issued, whether coupons will be attached to them, whether securities in bearer form of the series may be exchanged for securities in registered form of the series, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

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if any debt securities of the series are to be issued as securities in bearer form or as one or more global securities representing individual securities in bearer form of the series, whether certain provisions for the payment of additional interest or tax redemptions will apply; whether interest with respect to any portion of a temporary bearer security of the series payable with respect to any interest payment date prior to the exchange of such temporary bearer security for definitive securities in bearer form of the series will be paid to any clearing organization with respect to the portion of such temporary bearer security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary bearer security may be exchanged for one or more definitive securities in bearer form of the series;

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the obligation or right, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

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the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for any issuer’s common stock, preferred stock, depositary shares, other debt securities or warrants for common stock, preferred stock, depositary shares, indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

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if other than minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof, the denominations in which debt securities of the series will be issuable;

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if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

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if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;

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any changes or additions to the provisions of the indenture dealing with defeasance;

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if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

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the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral and any corresponding changes to provisions of the indenture as then in effect;

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any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal, premium and interest, if any, with respect to such debt securities due and payable;

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if the debt securities of the series will be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

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any trustee, authenticating or paying agent, transfer agent or registrar or any other agent with respect to the debt securities;

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the applicability of, and any addition to, deletion of or change in, the covenants and definitions then set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers or sales of assets;

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the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect;

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the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture relating to subordination;

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with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee;

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any provisions granting special rights to holders when a specified event occurs;

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any co-issuer;

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the place or places where the principal of and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities and the indenture may be served, and the method of such payment, if by wire transfer, mail or other means; and

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any other terms of the debt securities of the series (which terms will not be prohibited by the provisions of the indenture).

The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to:
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securities in bearer form;

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debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities);

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debt securities with respect to which principal or interest is payable in a foreign or composite currency;

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debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates or original issue discount debt securities; and

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variable rate debt securities that are exchangeable for fixed rate debt securities.

Unless otherwise provided in the applicable prospectus supplement, securities in registered form may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Securities in bearer form will be transferable only by delivery. Provisions with respect to the exchange of securities in bearer form will be described in the prospectus supplement relating to those securities in bearer form.
All funds that we pay to a paying agent for the payment of principal, premium or interest with respect to any debt securities that remain unclaimed at the end of two years after that principal, premium or interest will have become due and payable will be repaid to us, and the holders of those debt securities or any related coupons will thereafter look only to us for payment thereof.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities. A global security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. A global security will be deposited with, or on behalf of, a depositary, which will be identified in the prospectus supplement relating to such debt securities. Global securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor.
The terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements, in all cases subject to any restrictions or limitations described in the prospectus supplement relating to such debt securities.
Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary. Such accounts will be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by us or through one or more agents, by us or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.
So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.
Payments of principal, premium and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will have any responsibility or liability for:
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any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;

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the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or

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any other matter relating to the actions and practices of the depositary, its nominee or its participants.

Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.
We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in “street name.” Such payments will be the responsibility of such participants. See “— Limitations on Issuance of Securities in Bearer Form” below.
If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary. If a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, we may at any time and in our sole discretion determine to no longer have debt securities of a series represented by a global security and, in such event, will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. Furthermore, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as securities in registered form). Individual debt securities of such series so issued generally will be issued:
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as securities in registered form in minimum denominations, unless otherwise specified by us, of $2,000 and any integral multiples of $1,000 in excess thereof if the debt securities are issuable as securities in registered form;

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as securities in bearer form in the denomination or denominations specified by us if the debt securities are issuable as securities in bearer form; or

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as either securities in registered form or securities in bearer form as described above if the debt securities are issuable in either form.

Limitations on Issuance of Securities in Bearer Form
The debt securities of a series may be issued as securities in registered form (which will be registered as to principal and interest in the register maintained by the registrar for such debt securities) or securities in bearer form (which will be transferable only by delivery). If such debt securities are issuable as securities in bearer form, the applicable prospectus supplement will describe certain special limitations and considerations that will apply to such debt securities.
Certain Covenants
If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.
Subordination
Debt securities of a series and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries, except to the extent such subsidiary is a guarantor of such series of debt securities.
Events of Default
Each of the following will constitute an event of default under the form of indenture with respect to any series of debt securities:
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default in payment of the principal amount of the debt securities of that series, when such amount becomes due and payable at maturity, upon acceleration, required redemption or otherwise;

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failure to pay interest on the debt securities of that series within 30 days of the due date;

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failure to comply with the obligations described under “— Mergers and Sales of Assets” below;

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failure to comply for 90 days after notice with any of our other agreements in the debt securities of that series or the indenture or supplemental indenture related to that series of debt securities; or

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certain events of bankruptcy, insolvency or reorganization affecting us.

A prospectus supplement may omit, modify or add to the foregoing events of default.
An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. A default under the fourth bullet above will not constitute an event of default until the trustee notifies us or the holders of 30% in principal amount of the outstanding debt securities of such series notify us and the trustee of the default and we do not cure such default within the time specified after receipt of such notice.
If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing with respect to a particular series of debt securities, either the trustee or the holders of not less than 30% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (and to the trustee if such notice is given by the holders), may declare the principal amount of (or in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), and accrued interest on the debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of, and accrued interest on the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount plus accrued and unpaid interest of each affected series of debt securities so declared due and payable.

The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding by notice to the trustee under the indenture may on behalf of the holders of all of such series of debt securities waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of such series.
Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default will occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture or debt securities at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any cost, loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of such series of debt securities (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such direction unduly prejudices the rights of such holders) or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee is entitled to indemnification satisfactory to it in its sole discretion against all costs, losses, liabilities and expenses caused by taking or not taking such action.
Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of debt securities of a series has any right to institute any proceeding with respect to the indenture or debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:
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such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of debt securities;

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the holder or holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered security or indemnity satisfactory to the trustee against any loss, liability or expense, to the trustee to institute such proceeding as trustee; and

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the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security of such series for the enforcement of payment of the principal, premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.
The indenture provides that if a default with respect to a series of debt securities occurs and is continuing and is actually known to a trust officer of the trustee, the trustee must send to each holder of such debt securities notice of the default within 90 days after it is actually known to a trust officer of the trustee. Except in the case of a default in the payment of the principal or premium, if any, upon acceleration, redemption or otherwise with respect to any debt security of a series when such amount becomes due and payable, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is not opposed to the interests of the holders.
The indenture requires us to furnish to the trustee, within 120 days after the end of each fiscal year, a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute a default; provided, however, that failure to provide such written notice will not in and of itself result in a default under the indenture.
Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.

Modification and Waiver
Subject to certain exceptions, modifications and amendments of the indenture, any supplemental indenture and any series of debt securities may be made by us and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series affected by such modification or amendment.
No such modification or amendment may, without the consent of each holder affected thereby:
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reduce the percentage of principal amount of the outstanding debt securities, the consent of whose holders is required for any amendment;

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reduce the principal amount of, or interest on, or extend the Stated Maturity or interest payment periods of, any debt securities;

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change the provisions applicable to the redemption of any debt securities;

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make any debt securities payable in money or securities other than those stated in the debt securities;

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impair the contractual right of any holder of the debt securities to receive payment of principal of and interest on such holder’s debt securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities;

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except as otherwise provided as described under “— Satisfaction and Discharge” and “— Defeasance” herein, release any security or guarantee that may have been granted with respect to any debt securities;

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in the case of any subordinated securities, or coupons appertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions (including any contractual subordination of senior unsubordinated debt securities); or

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make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.

Without the consent of any holder, we and the trustee may amend the indenture for one or more of the following purposes:
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to cure any ambiguity, omission, defect or inconsistency;

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to surrender any right or power conferred upon the Company by the indenture, to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as the board of directors of the Company will consider to be for the protection of the holders of such debt securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any such additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of the debt securities of any series to waive such default;

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to provide for the assumption by a successor company of the obligations of the Company under the indenture;

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to add guarantees with respect to the debt securities or to secure the debt securities;

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to make any change that does not adversely affect in any material respect the rights of any holder of the debt securities;

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to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture will (a) neither apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt securities with respect to the benefit of such provision or (b) become effective only when there is no such debt securities outstanding;
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to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one trustee;

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to add or to change any of the provisions of the indenture to provide that debt securities in bearer form may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to debt securities in registered form or of principal, premium or interest with respect to debt securities in bearer form, or to permit debt securities in registered form to be exchanged for debt securities in bearer form, so as to not adversely affect the interests of the holders of debt securities or any coupons of any series in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;

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in the case of subordinated debt securities, to make any change in the provisions of the indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of senior Indebtedness under such provisions (but only if each such holder of senior Indebtedness consents to such change);

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to comply with any requirement of the SEC in connection with the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

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to conform any provision in the indenture or the debt securities to the description of any debt securities in an offering document;

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to approve a particular form of any proposed amendment;

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to provide for the issuance of additional debt securities of any series;

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to establish the form or terms of debt securities and coupons of any series pursuant to the indenture;

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to comply with the rules of any applicable depositary;

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to make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities; provided, however, that (a) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders of debt securities to transfer debt securities; or

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to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect, in any material respect, the interests of any holders of debt securities of any series.

Mergers and Sales of Assets
The indenture provides that we will not consolidate with or merge with or into, or convey, transfer or lease in one transaction or a series of related transactions, directly or indirectly, all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person, if not TeraWulf Inc., is a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture; (iii) the resulting, surviving or transferee person, if not TeraWulf Inc., expressly assumes by supplemental indenture in a form satisfactory to the trustee all of our obligations under the debt securities and the indenture; and (iv) we or the successor person has delivered to the trustee the certificates and opinions of counsel required under the indenture. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, TeraWulf Inc. under the indenture.
Satisfaction and Discharge of the Indenture; Defeasance
Unless otherwise provided for in the prospectus supplement, the indenture will generally cease to be of any further effect with respect to a series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (b) all debt securities and coupons of such series not theretofore delivered to the trustee for cancellation will have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we will have irrevocably deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such debt securities and coupons (and if, in either case, we will also pay or cause to be paid all other sums payable under the indenture by us).
In addition, we will have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.
The applicable prospectus supplement will describe the procedures we must follow in order to exercise our defeasance options
Regarding the Trustee
The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee may exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict, apply to the SEC for permission to continue, or resign.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we determine to do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as more fully described below.
The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.
The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary receipt will be filed as exhibits to the documents incorporated or deemed to be incorporated by reference into this prospectus.
The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions.
Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.
Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.
Redemption of Depositary Shares
If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.
After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.
Voting the Underlying Preferred Stock
Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.
Withdrawal of Stock
Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby will be entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.
Amendment and Termination of a Deposit Agreement
The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.
Charges of Depositary
We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Miscellaneous
The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.
The depositary’s corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF THE WARRANTS
The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of common stock, preferred stock, debt securities or depositary shares. Warrants may be issued independently or together with common stock, preferred stock, debt securities or depositary shares offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.
Debt Warrants
The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:
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the title of such debt warrants;

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the offering price for such debt warrants, if any;

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the aggregate number of such debt warrants;

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the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

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if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

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if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

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the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

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the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

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whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

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information with respect to book-entry procedures, if any;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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if applicable, a discussion of material United States federal income tax considerations;

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the antidilution or adjustment provisions of such debt warrants, if any;

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the redemption or call provisions, if any, applicable to such debt warrants; and

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any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants
The prospectus supplement relating to any particular issue of common stock warrants, preferred stock warrants or depositary share warrants will describe the terms of such warrants, including the following:
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the title of such warrants;

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the offering price for such warrants, if any;

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the aggregate number of such warrants;

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the designation and terms of the offered securities purchasable upon exercise of such warrants;

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if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

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if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

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the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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if applicable, a discussion of material United States federal income tax considerations;

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the antidilution provisions of such warrants, if any;

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the redemption or call provisions, if any, applicable to such warrants; and

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any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF THE RIGHTS
We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:
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the date of determining the security holders entitled to the rights distribution;

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the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;

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the exercise price;

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the conditions to completion of the rights offering;

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the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

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any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.
If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF THE PURCHASE CONTRACTS
We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities, shares of common stock or preferred stock, depositary shares, government securities, or other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.
The prospectus supplement related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF THE UNITS
We may, from time to time, issue units comprised of one or more of certain other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.
Any prospectus supplement related to any particular units will describe, among other things:
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the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

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if appropriate, any special United States federal income tax considerations applicable to the units; and

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any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION
We may offer and sell the securities in any one or more of the following ways:
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to or through underwriters, brokers or dealers;

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directly to one or more other purchasers;

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through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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through agents on a best-efforts basis; or

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otherwise through a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:
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enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

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sell shares of common stock short and deliver the shares to close out short positions;

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enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

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loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:
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the purchase price of the securities and the proceeds we will receive from the sale of the securities;

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any underwriting discounts and other items constituting underwriters’ compensation;

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any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

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any commissions allowed or paid to agents;

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any other offering expenses;

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any securities exchanges on which the securities may be listed;

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the method of distribution of the securities;

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the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

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any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:
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at a fixed price or prices that may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices;

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at varying prices determined at the time of sale; or

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at negotiated prices.

Such sales may be effected:
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in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

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in transactions in the over-the-counter market;

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in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

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through the writing of options; or

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through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
Any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. Any shares of common stock offered under this prospectus will be listed on The Nasdaq Stock Market LLC (or other such exchange or automated quotation system on which the common stock is listed), subject to official notice of issuance.
The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.
If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:
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commercial and savings banks;

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insurance companies;

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pension funds;

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investment companies; and

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educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.
Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.
Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.
The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.
To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
The financial statements of TeraWulf Inc. as of March 31, 2021 and for the period from February 8, 2021 (date of inception) to March 31, 2021 incorporated in this registration statement by reference have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report theron, incorporated herein by reference, and have been incorporated in this registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
The financial statements of IKONICS as of December 31, 2020 and 2019 and for the years then ended incorporated in this registration statement by reference have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report theron, incorporated herein by reference, and have been incorporated in this registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

Shares of Common Stock

PROSPECTUS SUPPLEMENT

JonesTrading
February   , 2023